Exhibit 32.2

Certification of Chief Financial Officer

of Tipperary Corporation  Pursuant to 18 U.S.C. §1350

                In connection with the Quarterly Report on Form 10-Q/A of Tipperary Corporation (the “Company”) for the period ended September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph B. Feiten, Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1.                                       the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                       the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Joseph B. Feiten
Name:	Joseph B. Feiten
Title:	Chief Financial Officer
Date:	December 10, 2004